UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2009

CHINA JO-JO DRUGSTORES, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-147698	98-0557852
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza
Gongshu District, Hangzhou, Zhejiang Province
People’s Republic of China

 (Address of Principal Executive Offices)

+86 (571) 88077078

  (Issuer Telephone Number)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by China Jo-Jo Drugstores, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2009 (the “Effective Date”), the Registrant was made a party to a series of amendments (collectively the “Amendments”) amending the terms of the contractual arrangements governing the relationship between Zhejiang Jiuxin Investment Management Co. Ltd. (“Jiuxin Management”), the Registrant’s indirect wholly-owned subsidiary in the People’s Republic of China (the “PRC”), and each of Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) (“Jiuzhou Clinic”), Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”, and collectively with Jiuzhou Pharmacy and Jiuzhou Clinic, “HJ Group”), and their owners.  HJ Group operates a retail drugstore chain in Hangzhou, PRC, and the Registrant controls the three HJ Group companies and their operations through the contractual arrangements.

The contractual arrangements were entered into on August 1, 2009, and are comprised of a series of five agreements: consulting services agreement, operating agreement, option agreement, voting rights proxy agreement and equity pledge agreement.  Other than the equity pledge agreement, the other four agreements automatically terminate on May 1, 2010 if the Registrant does not complete a financing of at least $25 million and the listing of its common stock on the Nasdaq Capital Market by such date (the “Automatic Termination Provision”).  The Amendments remove the Automatic Termination Provision from these four agreements, such that:

•
the consulting services agreement shall remain in effect for the maximum period of time permitted by law, unless sooner terminated by Jiuxin Management or if either Jiuxin Management or an HJ Group company becomes bankrupt or insolvent, or otherwise dissolves or ceases business operations;

•	the operating agreement shall remain in effect unless terminated by Jiuxin Management;

•	the option agreement shall remain in effect for the maximum period time permitted by law; and

•	the voting rights proxy agreement shall remain in effect for the maximum period of time permitted by law.

Otherwise, the terms of these four agreements remain unchanged.  The equity pledge agreement also remains unchanged, and terminates two years after the HJ Group companies have satisfied their respective obligations under the consulting services agreement.  The Registrant was made a party to the Amendments for the sole purpose of acknowledging the Amendments.  The Amendments comply with applicable PRC law and do not in any way affect the Registrant’s business operations.

The foregoing description of the Amendments is qualified in its entirety by the copies thereof attached as Exhibits 99.1 to 99.12 to this current report on Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Amendment to Consulting Services Agreement between Jiuxin Management and Jiuzhou Pharmacy dated October 27, 2009
99.2	Amendment to Operating Agreement between Jiuxin Management and Jiuzhou Pharmacy dated October 27, 2009
99.3	Amendment to Option Agreement between Jiuxin Management and Jiuzhou Pharmacy dated October 27, 2009
99.4	Amendment to Voting Rights Proxy Agreement between Jiuxin Management and Jiuzhou Pharmacy dated October 27, 2009
99.5	Amendment to Consulting Services Agreement between Jiuxin Management and Jiuzhou Clinic dated October 27, 2009
99.6	Amendment to Operating Agreement between Jiuxin Management and Jiuzhou Clinic dated October 27, 2009
99.7	Amendment to Option Agreement between Jiuxin Management and Jiuzhou Clinic dated October 27, 2009
99.8	Amendment to Voting Rights Proxy Agreement between Jiuxin Management and Jiuzhou Clinic dated October 27, 2009
99.9	Amendment to Consulting Services Agreement between Jiuxin Management and Jiuzhou Service dated October 27, 2009
99.10	Amendment to Operating Agreement between Jiuxin Management and Jiuzhou Service dated October 27, 2009
99.11	Amendment to Option Agreement between Jiuxin Management and Jiuzhou Service dated October 27, 2009
99.12	Amendment to Voting Rights Proxy Agreement between Jiuxin Management and Jiuzhou Service dated October 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2009	China Jo-Jo Drugstores, Inc. (Registrant)

	By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer